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                                                                 EXHIBIT 10.20.1

                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
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     THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is made as of September 29,
2000 (this "Amendment") by and between Cheap Tickets, Inc., a Delaware corporation (the "Company"), and Paul B. Halstead ("Executive"). All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Agreement (as defined in Recital A below).

                                    RECITALS

     A.  Employment Agreement.  Executive and the Company are parties to that
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certain Employment Agreement, dated as of January 24, 2000 (the "Agreement"), pursuant to which Executive is employed by the Company, as a senior executive of the Company, in accordance with and subject to the terms and conditions set forth therein.

     B.  Amendment to Employment Agreement.  The [Compensation Committee and]
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Board of Directors of the Company have considered the valuable contribution
Executive has provided to the Company and [have approved and ratified] that the Agreement be amended to provide Executive with certain additional benefits in the event Executive's employment is terminated as a result of, or in connection with, a Corporate Transaction, Change in Control or Related Entity Disposition (as each such capitalized term is defined hereinbelow).

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.  Amendment to the Agreement.  The Agreement is hereby amended as
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follows:

          (a) Section 3.1(b) -- Bonus. Section 3.1(b) is hereby amended and restated to read in its entirety as follows:

          "Bonus.  Upon attainment by the Company and Executive of financial and
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     operational goals determined annually in advance by the Board in consultation with Executive, an annual bonus in the amount of twenty-five percent (25%) of the annual salary, payable at the time and pursuant to the procedures regularly established, and as they may be amended, by the Company during the course of this Agreement. If the Company and Executive exceed such financial and operational goals, the bonus shall be at an increased percentage of the annual salary, not to exceed fifty percent (50%) thereof, on a graduated scale, as determined annually in advance by the Board in consultation with Executive. In the event of any "Corporate Transaction," "Change in Control" or "Related Entity Disposition" (as each such capitalized term is defined in the Company's 1999 Stock Incentive Plan, a copy of which is attached hereto as Schedule I) (any such event, a "Corporate Event"), the bonus shall be prorated and paid to the date of the Corporate Event."

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          (b) Section 3.1(c) -- Stock Options.  Section 3.1(c) is hereby amended and restated to read in its entirety as follows:

          "Stock Option.  An option (the "Stock Option") to purchase one hundred
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     thousand (100,000) shares of Common Stock of the Company (the "Option
     Shares"), in accordance with and subject to the terms and conditions of that certain Stock Option Award Agreement (the "Stock Option Award Agreement") of even date herewith between the Company and Executive, a copy of which is attached hereto as Exhibit A and incorporated by reference herein. Notwithstanding any provision therein to the contrary, in the event of a Corporate Event, on the date immediately preceding the effective date of such Corporate Event, fifty percent (50%) of all unvested Option Shares (those vesting earliest) under the Stock Option shall immediately vest and become exercisable. The remaining fifty percent (50%) of the unvested Option Shares shall vest and become exercisable one (1) year from the effective date of the Corporate Event (unless by their terms they vest at an earlier date). If, within the first year following the date of the Corporate Event, Executive's employment with the Company is terminated either by the Company without Cause (as defined in Section 4.3 below) or by
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     Executive for Good Reason (as defined in Section 4.4 below), the remaining
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     fifty percent (50%) of the unvested Option Shares shall vest and become exercisable at the date upon which such termination occurs. Additionally, in the event of a Corporate Event, if the acquiring or merged company does not assume Executive's Stock Option and is unable to substitute comparable stock options for the remaining fifty percent (50%) of the unvested Option Shares, all such Option Shares shall vest and become exercisable at the date of such Corporate Event."

          (c) Section 3 -- Compensation, Benefits, Expenses. Section 3 is hereby amended to include a new Section 3.4, which shall read in its entirety as follows:

          "Taxes.  To the extent that any payment or benefit to Executive,
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     resulting from the occurrence of a Corporate Event pursuant to this Section
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     3 or Section 5 below, would be treated as payments subject to excise tax
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     due to their inclusion as "excess parachute payments" under Section 280G(b)
     of the Internal Revenue Service Code, the Company shall reimburse Executive for such excise tax and for an amount sufficient to offset or "gross-up" the tax impact of the reimbursement payment."

          (d) Section 4.4 -- By Executive For Good Reason. Section 4.4 is hereby amended to include a new subsection (e), which shall read in its entirety as follows:

          "Executive is required, after a Corporate Event, to be based at any place outside a 50-mile radius from Executive's job location or residence prior to such Corporate Event except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Event and provided that Executive has not consented to such relocation."

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          (e) Section 5 -- Severance.  Section 5 is hereby amended and restated
to read in its entirety as follows:

          "Severance.  In the event Executive's employment with the Company is
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     terminated either by the Company without Cause or by Executive for Good
     Reason, the Company shall pay and provide to Executive a severance in an amount equal to the annual salary set forth in Section 3.1(a) above, as
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     applicable at the time of termination, payable over a period of twelve (12)
     months from the effective date of termination, in twenty-four (24) equal semi-monthly installments. Notwithstanding the foregoing, if Executive's employment is terminated either by the Company without Cause or by Executive for Good Reason within one (1) year after a Corporate Event, the Company shall alternatively pay and provide to Executive the following benefits:

               (a) A severance in an amount equal to two (2) times the annual salary set forth in Section 3.1(a) above, as applicable at the time of
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     termination, payable over a period of twenty-four (24) months from the effective date of termination, in forty-eight (48) equal semi-monthly installments;

               (b) Outplacement services up to $30,000;

               (c) Medical insurance coverage for one (1) year on the same terms as provided by the Company; and

               (d) Forgiveness of any outstanding principal amount payable by Executive under the Note."

          (f) Schedule I. The Company's 1999 Stock Incentive Plan, which is attached hereto as Exhibit A to this Amendment, is hereby included as Schedule I to the Agreement.

     2.  Effect of this Amendment.  Except as amended hereby, the Agreement
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shall remain in full force and effect.

     3.  Execution in Counterparts and By Facsimile.  This Amendment may be
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executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and same agreement. A facsimile execution copy of this Amendment shall be binding and have the same force and effect as the original of this Amendment.

                       [Signature Page is the Next Page]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to
Employment Agreement to be executed as of the date first written above.

"Company"                       CHEAP TICKETS, INC.,
                                a Delaware corporation



                                By: /s/ Sam E. Galeotos
                                   ------------------------------
                                Name:  Sam E. Galeotos
                                Title:  President



"Executive"                     By: /s/ Paul B. Halstead
                                ----------------------------------
                                PAUL B. HALSTEAD
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                                   Exhibit A
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                                   SCHEDULE I
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                           1999 Stock Incentive Plan
                                       of
                              Cheap Tickets, Inc.